Installed Building Products Announces the Acquisition of Thermo-Tech Mechanical Insulation, Inc., Biomax Spray Foam Insulation, LLC, and CKV Finished Products LLC

Three Acquisitions Add Over $22 Million of Annual Revenue

Columbus, Ohio – February 2, 2026 -- Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced three recent acquisitions, Thermo-Tech Mechanical Insulation, Inc. (“Thermo-Tech”), Biomax Spray Foam Insulation, LLC (“Biomax”), and CKV Finished Products LLC (“CKV”). Together, these acquisitions continue to expand IBP’s national footprint with well-run businesses across the U.S. and further diversify its revenue and cash flows in attractive building product categories.

Thermo-Tech was acquired on February 2, 2026, with annual revenue of approximately $13 million.
•Headquartered in Watertown, Wisconsin, Thermo-Tech provides a wide range of value-added mechanical insulation services for diverse commercial and industrial applications, including HVAC piping, plumbing, and process system installations. Thermo-Tech specializes in new construction installations serving key commercial and industrial hubs across Wisconsin, Iowa, Minnesota, Michigan, and Illinois.

Biomax was acquired on January 19, 2026, with annual revenue of approximately $5 million.
•Biomax is based in Tyler, Texas and expertly installs spray foam and fiberglass insulation. Biomax primarily serves new residential and commercial end markets throughout Texas, Louisiana, Arkansas, and Oklahoma.

CKV was acquired on December 11, 2025, with annual revenue of approximately $4 million.
•Based in Indianapolis, Indiana, CKV installs multiple complementary building products including shower doors, shelving, mirrors, bath accessories, and locksets. CKV predominately serves new residential end markets throughout Indiana, Kentucky, and Ohio.

“Thermo-Tech, Biomax, and CKV add over $22 million of annual revenue to IBP while expanding our insulation installation services throughout several compelling residential housing and commercial and industrial markets,” stated Jeff Edwards, Chairman and Chief Executive Officer. “Acquisitions remain a key component of our growth strategy, and we continue to focus on expansion across multiple geographies, products, and end markets. On behalf of everyone at Installed Building Products, I want to welcome Thermo-Tech, Biomax, and CKV onto our team.”

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-

looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; increased tariffs; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net

2